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                                                                   EXHIBIT 10.29

                           THIRD AMENDMENT TO RESTATED
                          CREDIT AND SECURITY AGREEMENT

         THIS THIRD AMENDMENT TO RESTATED CREDIT AND SECURITY AGREEMENT (the "Third Amendment") by and between EDUCATIONAL DEVELOPMENT CORPORATION, a Delaware corporation, as borrower (the "Company"), and ARVEST BANK, successor via name change to Arvest State Bank, Tulsa, Oklahoma, as lender (the "Bank"), is entered into effective as of the 30th day of June, 2002.

         WITNESSETH:

         WHEREAS, pursuant to the Restated Credit and Security Agreement dated as of June 30, 1999, as amended by the First Amendment thereto dated as of June 30, 2000, and as further amended by the Second Amendment thereto dated as of June 30, 2001 (collectively the "Restated Credit Agreement"), the Bank extended a Three Million Five Hundred Thousand Dollars ($3,500,000) revolving line of credit (the "Revolving Credit Loan") to the Company upon the terms and conditions therein set forth, the Revolving Credit Loan being secured by the Collateral defined and described in Section 7.1 of the Restated Credit Agreement and in the Security Agreement more particularly described and defined therein;

         WHEREAS, the Company has requested the Bank to extend and renew the revolving credit facility for one (1) year until June 30, 2003 in the maximum principal amount of $3,500,000; and

         WHEREAS, subject to the terms, provisions and conditions hereinafter set forth, the Bank is willing to so extend, amend and modify the Revolving Credit Loan facility established pursuant to the Restated Credit Agreement in the maximum principal amount of $3,500,000.

         NOW, THEREFORE, for good and valuable consideration and for the extension and amendment of the Restated Credit Agreement, the Company and the Bank hereby agree as follows:

         1. The maturity date of the Revolving Credit Loan shall be extended from June 30, 2002 to June 30, 2003 and Revolving Credit Loan advances shall be evidenced by that certain replacement Revolving Credit Note of even date herewith in the original principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000) payable to the order of the Bank and bearing interest at a variable annual rate equal from day to day to Prime Rate (as therein defined) minus one-quarter of one percentage point (0.25%). References to such Prime Rate and the applicable interest rate in Sections 2.1 and 2.2 of the Restated Credit Agreement are modified accordingly. A true and correct copy of the replacement Revolving Credit Note is annexed hereto as Exhibit A and made a part hereof (the "Replacement Note").

         2. The remaining terms, provisions and conditions set forth in the Restated Credit Agreement shall remain in full force and effect for all purposes. The Company restates, confirms and ratifies the warranties, covenants and representations set forth therein and further represents to the Bank that no defaults or Events of Default exist under the Restated Credit Agreement as of the

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date hereof. The Company further confirms, continues, grants and re-grants to and in favor of the Bank, as secured party, a continuous and continuing first and prior security interest in all of the items and types of Collateral more particularly described in Section 7.1 of the Restated Credit Agreement and in
Section 2 of the Security Agreement described therein.

         3. The maximum amount of capital expenditures during any calendar year in the amount of $500,000 as set forth in Section 5.7 of the Restated Credit Agreement is deleted and the amount "$l,000,000" is inserted in lieu thereof.

         4. The Company represents and warrants to the Bank that it is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and that the Company is duly licensed, qualified and in good standing under the laws of the State of Oklahoma as a foreign corporation. The Company will not change the jurisdiction or state of its incorporation or otherwise re-incorporate without prior notification thereof to the Bank, including authorization to the Bank to file amended or supplemental financing statements and execution by the Company of such supplemental or amended security agreements and/or financing statements as deemed appropriate by the Bank.

         5. The Company agrees to pay the Bank's legal fees incurred in connection with the negotiation, preparation and closing of this Third Amendment.

         IN WITNESS WHEREOF, this Third Amendment is executed and delivered to the Bank by the undersigned duly authorized corporate officer of the Company, which officer has full power and authority to do so on behalf and in the name of the Company by virtue of all necessary corporate action of the Board of Directors of the Company, effective as of the 30th day of June, 2002.

                                             EDUCATIONAL DEVELOPMENT
                                             CORPORATION

                                             By _______________________________
                                                        Randall White
                                                        President

                                                         "Company"

                                             ARVEST BANK

                                             BY________________________________
                                                    Dennis Colvard
                                                    Senior Vice President

                                                         "Bank"